UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2021, iBio, Inc. (the “Company”) and Fraunhofer USA, Inc. (“FhUSA”) entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) to settle all claims and counterclaims in the litigation captioned iBio, Inc. v. Fraunhofer USA, Inc. (Case No. 10256-VCF) in Delaware Chancery Court (the “Lawsuit”). The Settlement Agreement, among other things, resolves the Company’s claims to ownership of certain plant-based technology developed by FhUSA from 2003 through 2014, and sets forth the terms of a license of intellectual property. The Lawsuit was commenced against FhUSA by the Company in March 2015 in the Court of Chancery of the State of Delaware and is described in more detail in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020. The Settlement Agreement is not an admission of liability or fault of the parties.

The terms of the Settlement Agreement provide for cash payments to the Company of $28,000,000 as follows: (i) $16,000,000 to be paid no later than May 14, 2021 (which is expected to be paid 100% to cover legal fees and expenses); (ii) two payments of $5,100,000 payable by March 31, 2022 and 2023 and (iii) as additional consideration for a license agreement, two payments of $900,000 due on March 1, 2022 and 2023. The license provides for a nonexclusive, nontransferable, worldwide, fully paid-up license to all intellectual property rights in and to certain plant-based technology developed by FhUSA from 2003 through 2014 that were the subject of the Lawsuit. After payment of the fees and expenses of its attorneys and others retained by the Company, including the litigation funding company, the Company’s estimated aggregate net cash recovery as a result of the Settlement Agreement will be approximately $12,000,000.

The Settlement Agreement provides that within three business days of confirmation of receipt in full of the initial $16,000,000 payment, the Company and FhUSA will submit a stipulated order dismissing all claims with prejudice asserted in the Lawsuit. The Settlement Agreement also contains a mutual release by the Company and FhUSA of all claims and counterclaims through the date of the Settlement Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Settlement Agreement. The Company intends to file a copy of the Settlement Agreement with confidential terms redacted with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended June 30, 2021. The Settlement Agreement contains confidentiality provisions and therefore certain terms of the Settlement Agreement remain confidential.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: May 4, 2021	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer